(LOGO)
                                     OCWEN



March 30, 1998

Norwest Bank Minnesota, NA
11000 Broken Land Parkway
Securities Administration Services
Columbia, MD 21044

Attn: Corporate Trust Services
      Lehman Brothers, Series 1997-OFS3

RE: Officer Certification

I Jay B. Goldman as officer of Ocwen Federal Bank FSB (the "Bank") confirm that activities required to be performed by the Bank under the servicing agreement (the "Agreement") have been completed in accordance with the intent of the respective Agreement, to the best of my knowledge.

Sincerely,
/s/Jay B. Goldman
Jay B. Goldman
Vice President Loan Servicing